UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                    --------

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 Date of Report
                        (Date of earliest event reported)
                                  MARCH 9, 2005

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                        --------------------------------
             (Exact name of registrant as specified in its charter)

           Colorado                    333-74846                84-1573852
           --------                    ---------                ----------
       (State or other          (Commission File Number)      (IRS Employer
jurisdiction of incorporation)                            Identification Number)

                          1241 E. Dyer Road, Suite 150
                               Santa Ana, CA 92705
                    ----------------------------------------
                    (Address of Principal Executive Offices)

                                 (949) 623-9300
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))




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Item 1.01      Entry Into A Material Definitive Agreement
---------------------------------------------------------

     On March 9, 2005, Raptor Networks Technology, Inc. (referred to herein as the "Company," "Registrant" or "Raptor") secured private debt financing from various private-party non-affiliate individuals, in the original aggregate principal amount of Four Hundred Thirty Thousand Dollars ($430,000). The net proceeds to the Company are Three Hundred Eighty-Seven Thousand Dollars ($387,000) after the payment of a 10% placement fee. The debt is evidenced by twelve Convertible Bridge Notes, each dated March 9, 2005, payable on demand after August 31, 2005, which accrue interest at the annual rate of ten percent (10%), and comprise an unsecured obligation of the Company (collectively, the "Notes"). The entire principal and accrued interest of the Notes shall automatically convert into shares or debentures (as the case may be) issued in an equity or equity based financing with gross proceeds of at least Four Million Dollars ($4,000,000) resulting from the sale of the Company's Convertible Debentures, Series A Preferred Stock, or Common Stock. For purposes of this conversion, the holders of the Notes shall be deemed to have tendered 120% of the outstanding balance of the Notes as payment of the purchase price in such offering, if any. In addition, as further consideration for the private debt financing, on March 9, 2005, the Company issued to the lenders a total of 258,000 warrants for purchase of shares of its Common Stock at a purchase price of $0.60 per share, which warrants expire on March 9, 2010.

Item 2.03      Creation Of A Direct Financial Obligation Or An  Obligation Under
--------------------------------------------------------------------------------
An Off-Balance Sheet Arrangement Of A Registrant
------------------------------------------------

     As stated above in Item 1.01, on March 9, 2005, the Company secured additional private debt financing in the principal amount of Four Hundred Thirty Thousand Dollars ($430,000). The details of this debt financing are described in
Item 1.01,  which is  incorporated  in its entirety by this  reference into this
Item 2.03.


































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






                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: March 15, 2005                      RAPTOR NETWORKS TECHNOLOGY, INC.
                                          --------------------------------



                                          By:  /s/ Bob van Leyen
                                               ---------------------------------
                                               Bob van Leyen
                                               Secretary/Chief Financial Officer








































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